                                Filed pursuant to Rule 424(b)(3).
                                This pricing supplement relates to
                                Registration Statement Nos. 33-52695
                                and 333-17913.


                Pricing Supplement No. 105 Dated April 28, 1999
                (To Prospectus Dated September 23, 1998 and
                Prospectus Supplement Dated September 23, 1998)


                            PAINE WEBBER GROUP INC.

                               Multiple Currency
              ---------------------------------------------------
                        Medium-Term Senior Notes, Series C
              ---------------------------------------------------
              Due from Nine Months to 30 Years from Date of Issue
                             (FIXED RATE NOTES)


Designation:                        Medium Term Senior Notes, Series C

Original Issue Date:                May 3, 1999

Principal Amount:                   $10,000,000

Interest Rate Per Annum:            6.760%

Specified Currency in which         U.S. Dollars
Denominated:


Stated Maturity:                    May 16, 2011

Issue Price (As a Percentage        100%
of Principal Amount):

Regular Record Dates:               February 15 and August 15

Interest Payment Dates:             March 1 and September 1

Redemption and Early                The Note cannot be redeemed prior to
Repayment Provision:                Stated Maturity

Note(s) Represented By:             [x] Global Note
                                    [ ] Certificated note(s)
